UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

NETSMART TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-21177	13-3680154
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3500 Sunrise Highway, Great River, New York 11739
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (631) 968-2000.

Item 9.01. Financial Statements and Exhibits.

This filing amends the current report on Form 8-K of Netsmart Technologies, Inc. (“Netsmart”) dated September 28, 2005 regarding Netsmart’s acquisition by merger of CMHC Systems, Inc.(“CMHC”) pursuant to the agreement and plan of merger (“the merger agreement”) dated September 20, 2005 among CMHC, Hayes Acquisition Corp., a newly-formed wholly owned subsidiary of the Registrant, and John Paton, solely in the capacity of Securities Holders Representative. This filing also incorporates pro forma results of two acquisitions made by Netsmart in 2005 prior to its acquisition of CMHC. Pursuant to an Asset Purchase Agreement dated April 27, 2005, Creative Socio-Medics Corp. ("CSM"), a wholly-owned subsidiary of Netsmart, purchased certain assets of ContinuedLearning LLC (“CL”). In addition, pursuant to an Asset Purchase Agreement dated June 17, 2005, CSM purchased certain assets of Addiction Management Systems, Inc. (“AMS”).

(a)	Financial Statements of Business Acquired.

The audited financial statements of CMHC for the fiscal years ended March 31, 2005 and 2004 are attached hereto as Exhibit 99.1 and the unaudited financial statements of CMHC for the three month periods ended June 30, 2005 and 2004 are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The financial information required by the Item is annexed hereto as Exhibit 99.3. The unaudited pro forma condensed consolidated financial statements give effect to the merger agreement and the asset purchase agreements dated April 27, 2005 and June 17, 2005, as well as the issuance of a $2,500,000 term loan on October 7, 2005 and the private placement of common stock on October 14, 2005. The acquisition agreements were accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” by which the acquiring company records at its cost the acquired assets less liabilities assumed.

The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the merger as if it occurred on June 30, 2005. The unaudited pro forma condensed consolidated balance sheet also reflects the issuance of a five-year term loan on October 7, 2005 for $2,500,000 and the issuance of 490,000 shares of common stock on October 14, 2005 in a private placement for net proceeds of $4,218,104, as if the financings had occurred on June 30, 2005. The balance sheets of both CL and AMS are not presented separately within the unaudited pro forma condensed consolidated balance sheet of Netsmart, since the assets purchased in both acquisitions are already included in the Netsmart balance sheet due to the fact that both acquisitions occurred prior to the Netsmart balance sheet date of June 30, 2005.

The unaudited pro forma condensed consolidated statements of operations reflect the results of operations of Netsmart for the year ended December 31, 2004 and of CMHC for the fiscal year ended March 31, 2005, and for the six months ended June 30, 2005 for both entities as if the merger occurred at the beginning of each of the respective periods presented. The unaudited pro forma condensed consolidated statements of operations also reflect the results of operations of CL for the year ended December 31, 2004 and the period from January 1, 2005 to April 27, 2005 (the “four months ended April 2005”). CL is included in the historical consolidated results of Netsmart subsequent to April 27, 2005. There was no readily available statement of operations available for CL for the four months ended April 2005 so that, for pro forma purposes, Netsmart utilized an estimated statement of operations for the four months ended April 2005. The unaudited pro forma condensed consolidated statements of operations also reflect the results of operations of AMS for the year ended December 31, 2004 and for the six months ended June 30, 2005. The AMS acquisition closed on June 20, 2005; the operating results for the nine-day period between the date of the acquisition and June 30, 2005 were negligible and, as a result Netsmart has elected to use the full six-month period ended June 30, 2005 for pro forma purposes.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of Netsmart’s consolidated financial position or results of operations in future periods or the results that actually would have been realized if the merger and acquisitions occurred during the specified periods. The pro forma adjustments are based on available financial information and certain estimates and assumptions set forth in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet and statements of operations reflect Netsmart’s best estimates of the purchase price allocation; however, the final allocation may differ from the pro forma amounts. The unaudited pro forma condensed consolidated financial statements, including the notes thereto should be read in conjunction with, historical consolidated financial statements and the related notes thereto of Netsmart included in its Form 10-K for the year ended December 31, 2004 and its Form 10-Q the quarterly period ended June 30, 2005 which are on file with the SEC, and the audited financial statements for the years ended March 31, 2005 and 2004 and the reviewed financial statement for the three months ended June 30, 2005 and 2004 of CMHC included in this filing.

(d)	Exhibits.

99.1	Audited Financial Statements of CMHC for the fiscal years ended March 31, 2005 and 2004

99.2	Unaudited Financial Statements of CMHC for the three month periods ended June 30, 2005 and 2004

99.3	Pro Forma Combined Financial Statements of Netsmart and CMHC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: December 8, 2005	By:	/s/ James L. Conway

Name: James L. Conway Title: President, Chief Executive Officer and Director (Principal Executive Officer)

Date: December 8, 2005	By:	/s/ Anthony F. Grisanti

Name: Anthony F. Grisanti Title: Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Name of Document

99.1	Audited Financial Statements of CMHC for the fiscal years ended March 31, 2005 and 2004

99.2	Unaudited Financial Statements of CMHC for the three month periods ended June 30, 2005 and 2004

99.3	Pro Forma Combined Financial Statements of Netsmart and CMHC